UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 13, 2015

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Great America Parkway

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 13, 2015, Palo Alto Networks, Inc. (the “Company”) executed an expansion notice (the “Expansion Notice”) pursuant to the terms and conditions of the Company’s lease dated May 28, 2015 with Santa Clara Campus Property Owner I LLC (“Landlord”) relating to Building F and the Amenities Building (the “Lease”). Pursuant to the Expansion Notice, the Company exercised its option under the Lease, subject to certain terms and conditions precedent, to induce Landlord to construct and lease to the Company an approximately 300,000 rentable square foot building identified as Building G (“Building G”) and certain parking spaces attendant to Building G located on land bordered by Tannery Way, Lakeside Drive, Scott Boulevard and Garrett Drive in Santa Clara, California. The Expansion Notice requires that (i) Landlord obtain the consent of its existing lender (“Lender”) for the transactions contemplated in the Expansion Notice and (ii) the Company and Landlord enter into a lease for Building G (the “Building G Lease”) within 48 days from the date that Landlord receives consent from Lender. The Expansion Notice and the obligations of Landlord and the Company to enter into the Building G Lease are conditioned upon the consent of Lender.

The term of the Building G Lease will continue for approximately 124 months commencing approximately nine (9) months following substantial completion of the core and shell of Building G. The base monthly rent for the first twenty-eight (28) months of the Building G Lease term shall be abated in its entirety. After such time, the Company is required to pay base monthly rent under the Building G Lease in amounts per rentable square foot consistent with the rental rates paid under the Lease. In addition, under the Building G Lease, Landlord must construct the building cores and shells at Landlord’s cost and expense and provide the Company with a tenant improvement allowance in amounts of up to $60.00 per rentable square foot of the premises for the construction of the initial improvements required by the Company.

The foregoing description of the Building G Lease does not purport to be complete and is subject to, and qualified in its entirety by, the full texts of the Lease and the Building G Lease, each of which shall be filed in the future with the appropriate periodic report.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Mark D. McLaughlin
Mark D. McLaughlin President and Chief Executive Officer

Date: August 19, 2015